Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 31, 2014 relating to the financial statements of Titan Pharmaceutical, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ OUM & Co. LLP

San Francisco, California

August 28, 2014